UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

Financial Institutions, Inc.

(Exact name of Registrant as Specified in Its Charter)

New York	0-26481	16-0816610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Liberty Street Warsaw, New York		14569
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (585) 786-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FISI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 21, 2020, Financial Institutions, Inc. (the “Company”) announced that, due to the public health concerns related to the COVID-19 pandemic, it is changing the location of its 2020 Annual Meeting of Shareholders (the “Annual Meeting”), to be held on Wednesday, June 17, 2020 at 10:00 a.m. Eastern Time to a virtual-only meeting. Shareholders will not be able to attend the Annual Meeting in-person. A copy of the press release announcing the location change is attached hereto as Exhibit 99.1 and is incorporated by reference herein. Further information regarding this change to the location of the Annual Meeting can be found in the proxy supplement filed by the Company with the Securities and Exchange Commission on May 21, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description	Location
99.1	Press Release issued by Financial Institutions, Inc. on May 21, 2020	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Financial Institutions, Inc.

Date: May 21, 2020	By:	/s/ Justin K. Bigham
Executive Vice President, Chief Financial Officer